UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2005 (June 6, 2005)
Date of report (Date of earliest event reported)

Gevity HR, Inc.
(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	0-22701 (Commission File Number)	65-0735612 (IRS Employer Identification No.)

600 301 Boulevard West
Bradenton, Florida 34205
(Address of principal executive offices / Zip Code)

(941) 741-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.(17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act. (17CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act. (17CFR240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

        On June 6, 2005, Gevity HR, Inc. (the “Company”) entered into a Lease Agreement with Osprey-Lakewood Ranch Properties, LLC, a Florida limited liability company, as landlord. Under the terms of the lease agreement, the Company has leased from the landlord approximately 96,552 square feet in the building known as 9000 Town Center Parkway located at 9000 Town Center Parkway, Bradenton, Florida 34202. The lease is for a term of 10 years, unless sooner terminated or extended as provided in the lease agreement, commencing on the later of (i) the substantial completion of certain improvements referred to in the lease agreement or (ii) December 1, 2005. The lease agreement provides for a commercially reasonable base rent in consideration of the size and type of building and the surrounding area. The base rent will increase 3% each year commencing on the first anniversary of the commencement date of the term of the lease. The Company has deposited a security deposit equal to two months base rent with the landlord, which amount can be applied by the landlord to correct defaults by the Company under the lease agreement. The Company has an option to purchase an undivided 50% interest in the leased property under the terms and conditions provided in the lease agreement.

        The Company has the option to renew the lease for two additional terms of five years each on the same terms and conditions as are applicable to the initial term, except that the base annual rent during each renewal term will be equal to the fair market base annual rent for the leased property determined in accordance with the lease agreement; provided, however, that the base annual rent during each year of a renewal term will not be less than the base annual rent during the last year of the immediately preceding term.

        The Company’s approximately 500 Bradenton area employees are expected to move into the new facility during the fourth quarter of 2005.

        A copy of the lease agreement is filed as Exhibit 10.1 hereto.

Item 9.01.      Financial Statements and Exhibits.

    (c)        Exhibits.

Exhibit No.	Description

10.1	Lease Agreement dated June 6, 2005 by and between Osprey-Lakewood Ranch Properties, LLC and Gevity HR, Inc. (certain confidential information contained in this document, marked by an asterisk and brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Commission Act of 1934, as amended) (schedules and exhibits have been omitted, but copies of such omitted items will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Gevity HR, Inc. may request confidential treatment of the omitted items).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2005 GEVITY HR, INC.
By: /s/ Gregory M. Nichols

Name: Gregory M. Nichols
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Agreement dated June 6, 2005 by and between Osprey-Lakewood Ranch Properties, LLC and Gevity HR, Inc. (certain confidential information contained in this document, marked by an asterisk and brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Commission Act of 1934, as amended) (schedules and exhibits have been omitted, but copies of such omitted items will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Gevity HR, Inc. may request confidential treatment of the omitted items).